U.S. SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                     Form 8-K

                                  CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  March 10, 1997


                         California Micro Devices Corporation
                         ------------------------------------
                 (Exact name of registrant as specified in its charter)



        California                  33-399-77                  94-2672609
        ----------                  ---------                  ----------
(State or other jurisdiction        (Commission               (IRS Employer
of Incorporation)                    File Number)           Identification No.)


           215 Topaz Street, Milpitas, CA                     95035-5430
           ------------------------------                     ----------
     (Address of principal executive offices)                 (Zip Code)


   Registrant's telephone number, including area code:       (408)263-3214



                                 Not Applicable
                                 --------------
           (Former name or former address, if changed since last report)





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

Item 5.    Other Events.


           On March 10, 1997, California Micro Devices Corporation (the "Company") released certain information regarding approval of the settlement of class action lawsuits previous filed against it as attached hereto.






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

                                    SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   March 11, 1997             CALIFORNIA MICRO DEVICES CORPORATION


                                 By:

                                    /s/ John E. Trewin
                                    --------------------------
                                    John E. Trewin
                                    Vice President and Chief Financial Officer




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
                                   NEWS RELEASE
[logo California Micro Devices Corporation}
     California Micro Devices             For Further Information Contact:
    -------------------------------------------------------------------------
                                          John Trewin,  Vice President and CFO
                                          (408) 934-3103
                                          Scott Hover-Smoot, General Counsel
                                          (408) 934-3182


                        CALIFORNIA MICRO DEVICES REPORTS
                    COURT APPROVAL OF CLASS ACTION SETTLEMENT

Milpitas, CA, March 10, 1997 -- California Micro Devices Corporation (Nasdaq
NMS: CAMD) today reported that at a hearing held March 7, 1997, Judge Vaughn Walker, United States District Court for the Northern District of California, stated that he will approve the previously announced settlement reached with the class action litigation representatives. Judge Walker also said that he will issue a formal written order reflecting that approval. The settlement will become final and not appealable 30 days after the entry of Judge Walker's order. As previously reported, California Micro Devices Corporation ("CMD") and some of its former officers were named in class action complaints filed on behalf of certain CMD shareholders. The approved settlement resolves all of those claims raised against CMD and all defendants other than Chan M. Desaigoudar, CMD's former CEO.

The terms of the settlement were outlined in CMD's September 16, 1996, press release. CMD has paid to the class $6 million and will issue 608,696 shares of CMD common stock. Each share of common stock will be accompanied by a Contingent Value Right (CVR), which is personal to the class member, guaranteeing that the stock will trade at an average price of at least
$11.50 per share for 20 consecutive trading days within three years after issuance of the stock. Once that price is met, the CVR expires. In addition, CMD has assigned to the class its pending claims against Mr. Desaigoudar. CMD also assigned to the class its rights under its directors and officers liability insurance policies, and will enter into a mutual release of all claims with Coopers & Lybrand, LLP, CMD's former auditors.
The effects of this settlement were included in CMD's financial statements for the quarter ending December, 31, 1996.

Statements contained herein which are not historical facts are forward-looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the risk factors discussed in CMD's Securities and Exchange Commission filings, the Company's future actual results could differ materially from those discussed above.
                                       ###

Headquartered in Milpitas, California, California Micro Devices (CMD) designs, manufactures and markets integrated thin-film, silicon-based termination and filtering passive components and active electronic circuitry. CMD's products target the requirements of computer, networking and communication-based customers for smaller, densely integrated devices that operate at higher frequencies with superior performance and functionality.

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